UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            May 20, 2014 (May 16, 2014)

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2014, Bank of the Ozarks, Inc. (the “Company”) completed its acquisition of Summit Bancorp, Inc. (“Summit”) and its wholly-owned bank subsidiary, Summit Bank, pursuant to a previously announced agreement and plan of merger dated January 30, 2014 (the “Merger Agreement”) whereby Summit merged with and into the Company and Summit Bank merged with and into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks (the “Bank”), effective May 16, 2014. Pursuant to the terms of the Merger Agreement, the Company issued approximately 2.88 million shares of its common stock and approximately $42.4 million in cash for all outstanding shares of Summit common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Director

On May 19, 2014, after the Company’s 2014 Annual Shareholders Meeting (the “Annual Meeting”), the Company’s board of directors (the “Board”) increased the size of the Board from fifteen (15) to sixteen (16) directors and appointed Ross M. Whipple as a member of the Board. Mr. Whipple was also appointed to the board of directors of the Bank and will serve as a member of the Audit Committees for the Company and the Bank. There are no arrangements or understandings between Mr. Whipple and any other persons pursuant to which Mr. Whipple was selected as a director.

Mr. Whipple, the former Chairman and Chief Executive Officer of Summit and Summit Bank, currently serves as the President of Horizon Timber Services, Inc., a timber management company, a post he has held since 2004. Mr. Whipple also serves as Chairman of the Ross Foundation, a charitable trust that manages over 60,000 acres of timberland for conservation and charitable purposes. Mr. Whipple has over 25 years of banking experience, much of which was acquired as an executive officer and director of various banking institutions.

In connection with his service as a director, Mr. Whipple is entitled to receive the standard compensation paid to non-management directors of the Company, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2014 (“Proxy Statement”), including fees for Board and committee meetings and an option to purchase 2,000 shares of common stock pursuant to the Company’s Non-Employee Director Stock Option Plan.

The Company also entered into an indemnification agreement with Mr. Whipple in the same form as the indemnification agreements the Company has entered into with all other directors, which provides, subject to certain exceptions, that the indemnitee thereunder will be indemnified to the fullest possible extent permitted by law against any amount which such person becomes legally obligated to pay because of any act or omission or neglect or breach of duty. The foregoing summary of the indemnification agreement is qualified in its entirety by reference to the form of indemnification agreement, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 21, 2011.

(e)	Amended and Restated Plan

On May 19, 2014, at the Company’s Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Company’s 2009 Restricted Stock Plan (the “Amended and Restated Plan”) to (i) allow for the granting of performance awards (“Performance Awards”) for purposes of Section 162(m) of the Internal Revenue Code of 1986, which will be based upon the attainment of performance targets related to one or more performance goals listed in such plan, (ii) change the name of the plan to the “2009 Restricted Stock and Incentive Plan” to reflect the addition of Performance Awards to such plan, and (iii) clarify that any share or award limits for individual participants, as described in the Amended and Restated Plan, will be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction.

The description of the Amended and Restated Plan is qualified by reference to the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A brief description of the Amended and Restated Plan is included as part of Proposal #4 in the Company’s Proxy Statement for the Annual Meeting which was filed with the Securities and Exchange Commission on March 11, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held on May 19, 2014. At the Annual Meeting 32,968,278 shares of common stock, or approximately 89% of the 36,939,552 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each such matter.

1.         Election of Directors. Fifteen persons were nominated by the Board for election as directors of the Company, each to hold office for a one year term expiring at the 2015 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was elected, and there were 2,601,924 broker non-votes with respect to each nominee. The votes cast for and votes withheld with respect to each nominee were as follows:

Name of Director	Total Vote For Each Director	Total Vote Withheld For Each Director
Jean Arehart	30,041,045	325,309

Nicholas Brown	29,184,240	1,182,114

Richard Cisne	30,356,209	10,145

Robert East	29,742,971	623,383

Catherine B. Freedberg	30,154,147	212,207

George Gleason	29,575,986	790,368

Linda Gleason	29,896,207	470,147

Peter Kenny	29,440,996	925,358

Henry Mariani	29,684,231	682,123

Greg McKinney	25,566,389	4,799,965

Robert Proost	30,354,370	11,984

R. L. Qualls	28,774,445	1,591,909

John Reynolds	29,248,358	1,117,996

Dan Thomas	29,999,772	366,582

Sherece West-Scantlebury	30,347,473	18,881

2.         Amendment to the Company’s Bylaws. An amendment to the Company’s bylaws to increase the maximum authorized number of directors from fifteen (15) to twenty (20), was approved with votes cast as follows: 28,802,640 votes for; 1,449,735 votes against; and 113,979 votes abstained. There were 2,601,924 broker non-votes with respect to this vote on the amendment to the Company’s bylaws.

3.         Amendment to the Company’s Amended and Restated Articles of Incorporation. An amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of its common stock, par value $0.01 per share, from 50,000,000 shares to 125,000,000 shares was approved with votes cast as follows: 29,463,237 votes for; 3,318,628 votes against; and 186,413 votes abstained.

4.         Amendment and Restatement of the 2009 Restricted Stock Plan. An amendment and restatement of the Company’s 2009 Restricted Stock Plan was approved with votes cast as follows: 29,372,366 for; 959,820 votes against; and 34,168 votes abstained. There were 2,601,924 broker non-votes with respect to this vote on the amendment and restatement of the Company’s 2009 Restricted Stock Plan.

5.         Ratification of Appointment of Independent Auditors. The Audit Committee’s selection and appointment of the accounting firm of Crowe Horwath, LLP as independent auditors for the year ending December 31, 2014 was ratified with votes cast as follows: 32,574,076 votes for; 374,546 votes against; and 19,656 votes abstained.

6.         Advisory Non-Binding Vote on Executive Compensation. The Company’s compensation of its named executive officers, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s Proxy Statement for its Annual Meeting, was approved on a non-binding advisory basis with votes cast as follows: 19,643,488 votes for; 10,681,902 votes against; and 40,964 votes abstained. There were 2,601,924 broker non-votes with respect to this advisory, non-binding, vote on executive compensation.

Item 8.01     Other Events.

Two-for-One Stock Split

On May 19, 2014 the Company announced that its Board declared a two-for-one stock split of the Company’s common stock in the form of a 100% stock dividend, payable on or about June 23, 2014 to shareholders of record at the close of business on June 13, 2014. The Company’s common stock is expected to begin trading on a split-adjusted basis on or about June 24, 2014. The Company currently has approximately 39,829,271 shares of common stock outstanding, which includes shares issued in connection with the Company’s acquisition of Summit Bancorp, Inc. After the stock split, the current number of shares of common stock outstanding will increase to approximately 79,658,542 shares.

In connection with the stock split, the Company’s Board approved amendments to the Company’s 2009 Restricted Stock and Incentive Plan and the Company’s Stock Option Plan to account for the stock split in accordance with the terms of such plans. A copy of the 2009 Restricted Stock and Incentive Plan, as amended and restated effective May 19, 2014, is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the amendment to the Company’s Stock Option Plan in connection with the stock split is filed as Exhibit 10.2 to this Current Report on Form 8-K.

A copy of the press release announcing the two-for-one stock split is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for each of the years in the three years ended December 31, 2013 contained in pages F-1 through F-42 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-194722) (the “Registration Statement”) were previously filed and are incorporated herein by this reference.

The unaudited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of March 31, 2014, and for the three months ended March 31, 2014 and 2013, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information of the Company and Summit Bancorp, Inc. as of and for the year ended December 31, 2013 contained in pages 16 through 23 of the Registration Statement were previously filed and are incorporated herein by this reference.

The unaudited pro forma combined consolidated financial information of the Company and Summit Bancorp, Inc. as of and for the three months ended March 31, 2014, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of January 30, 2014 by and among Bank of the Ozarks, Inc., Bank of the Ozarks, Summit Bancorp, Inc. and Summit Bank (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 30, 2014, and incorporated herein by this reference).

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc., dated May 19, 2014.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Bank of the Ozarks, Inc., dated May 19, 2014.

10.1	Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan, as amended and restated effective May 19, 2014.

10.2	Amendment to the Bank of the Ozarks, Inc. Stock Option Plan adopted May 19, 2014.

99.1	Press Release dated May 19, 2014 whereby Bank of the Ozarks, Inc. Announces Two-for-One Stock Split.

99.2	Unaudited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of March 31, 2014 and for the three months ended March 31, 2014 and 2013.

99.3	Unaudited pro forma combined consolidated financial information of the Company and Summit Bancorp, Inc. as of and for the three months ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: May 20, 2014	By: /s/ Greg McKinney
Name: Greg McKinney
Title: Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of January 30, 2014 by and among Bank of the Ozarks, Inc., Bank of the Ozarks, Summit Bancorp, Inc. and Summit Bank (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 30, 2014, and incorporated herein by this reference).

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc., dated May 19, 2014.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Bank of the Ozarks, Inc., dated May 19, 2014.

10.1	Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan, as amended and restated effective May 19, 2014.

10.2	Amendment to the Bank of the Ozarks, Inc. Stock Option Plan adopted May 19, 2014.

99.1	Press Release dated May 19, 2014 whereby Bank of the Ozarks, Inc. Announces Two-for-One Stock Split.

99.2	Unaudited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of March 31, 2014, and for the three months ended March 31, 2014 and 2013.

99.3	Unaudited pro forma combined consolidated financial information of the Company and Summit Bancorp, Inc. as of and for the three months ended March 31, 2014.